Exhibit (23)(b)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Potlatch Corporation

(formerly Potlatch Holdings, Inc.):

We consent to the use of our report dated September 16, 2005, with respect to the balance sheet of Potlatch Corporation as of September 16, 2005, incorporated herein by reference.

/s/ KPMG LLP

Seattle, Washington

February 8, 2006